                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       /_/      Preliminary Proxy Statement

       /_/      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /_/      Definitive Proxy Statement

       /_/      Definitive Additional Materials

       /X/      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                       RICHARD L. SCOTT INVESTMENTS, LLC
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                                 KARL L. MEYER
                               ROBERT F. WALTERS
                                 FRANK J. TANKI
                                WILLEM VAN RIJN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     /_/    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     /_/    Fee paid previously with preliminary materials:

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     /_/    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                                       -2-

          The Computer Horizons Full Value Committee (the "Committee"), together with the other participants named herein, is filing materials  contained in this
Schedule 14A with the Securities and Exchange  Commission  ("SEC") in connection with the  solicitation  of proxies to remove and replace the  existing  Board of
Directors of Computer  Horizons Corp.  (the  "Company") at a special  meeting of shareholders scheduled to be held on September 22, 2005.

     Item 1: On  September  7, 2005,  the  following  article was  published  on
TheDeal.com, an online business and financial newsweekly.

CH DIRECTORS FACE PROXY THREAT
BY KATE GIBSON Posted 04:38 EST, 7, Sep 2005

Fresh from  winning  its fight to block  COMPUTER  HORIZONS  CORP.  from  buying
ANALYSTS  INTERNATIONAL  CORP.,  New York hedge fund  CRESCENDO  PARTNERS  LP is preparing  for round two -- an attempt to oust the  technology  staffing  firm's board.

"We would like to increase  shareholder  value," Crescendo managing partner Eric
Rosenfeld  said  Wednesday of his firm's effort to replace all eight of Computer
Horizon's  directors  with a smaller  slate of five.  If the hedge fund wins the proxy  challenge,  the next  step  could be to sell the  Mountain  Lakes,  N.J., company.

"We  intend  to  hire  an  investment  bank to  explore  all the  alternatives,"
Rosenfeld said.

Crescendo  in July  launched a campaign  to oppose the  company's  proposed  $99 million purchase of rival IT staffing firm Analysts International.  Shareholders voted down the transaction Friday.

Computer  Horizons and its chief  executive,  William Murphy,  acknowledged  the defeat in a statement  Friday,  saying the company  would  "continue  to explore alternatives  to  maximize"  shareholder  value.  The company  declined  further comment.

In a statement issued  Wednesday,  Rosenfeld said 14 million,  or nearly 57%, of the  25  million  shares  cast  in  Friday's  vote  were  against  the  Analysts
International transaction.

"We  will  now  work  to  build  on that  momentum  and  hope  that  our  fellow shareholders  will vote to replace the current  board of  directors  at the next special meeting of shareholders," scheduled for Sept. 22, Rosenfeld said.

The  activist  shareholder  group  stands a good chance of  wresting  control of
Computer  Horizons' board given that the forthcoming vote involves  shareholders of record as of Sept. 12, while Friday's  ballots  involved those holding shares as of July 15.

"The fact that shareholders  voted against is certainly a black mark against the current  board,"  said Muir  Paterson,  director  and co-head of M&A Research at
Institutional Shareholder Services, which advised Computer Horizons shareholders to vote against the merger. The proxy service plans to issue a recommendation on the Sept. 22 vote toward the end of next week, Paterson said.

The Crescendo-led  group, for example,  owns a 10.3% stake in Computer Horizons, but that  figure  stood at less than 7% at the  record  date for the vote on the aborted merger.

Computer  Horizons and  Minneapolis-based  Analysts  International  both provide information technology advisory and outsourcing services. Terms of the now nixed deal  called  for  Analysts  International  shareholders  to get 1.15  shares of

Computer Horizons stock for each of their shares. While the companies billed the proposed merger as a union of equals,  Computer Horizons shareholders would have owned 52% of the merged company.

Computer Horizons in July disclosed that it had discussed a possible acquisition of the company with a rival, although no firm offer materialized.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Computer Horizons Full Value Committee (the "Committee"),  together with the other  Participants (as defined below),  has made a preliminary  filing with the
SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the  Company's  existing  Board of  Directors at a special meeting of shareholders scheduled to be held on September 22, 2005 (the "Special
Meeting").

THE  COMMITTEE  ADVISES  ALL  SHAREHOLDERS  OF THE  COMPANY  TO READ  THE  PROXY
STATEMENT  AND OTHER PROXY  MATERIALS  RELATING  TO THE SPECIAL  MEETING AS THEY
BECOME  AVAILABLE  BECAUSE  THEY  CONTAIN  IMPORTANT  INFORMATION.   SUCH  PROXY
MATERIALS   ARE   AVAILABLE   AT  NO   CHARGE   ON  THE   SEC'S   WEB   SITE  AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS  IN THE  SOLICITATION  WILL
PROVIDE COPIES OF THE PROXY MATERIALS,  WITHOUT CHARGE,  UPON REQUEST.  REQUESTS
FOR COPIES SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY SOLICITOR,  MACKENZIE
PARTNERS,  INC.,  AT ITS  TOLL-FREE  NUMBER:  (800)  322-2885  OR BY E-MAIL  AT:
PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE PROXY  SOLICITATION  ARE  CRESCENDO  PARTNERS II L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT INVESTMENTS,  LLC, RICHARD L. SCOTT,  STEPHEN T. BRAUN,
KARL L.  MEYER,  ROBERT F.  WALTERS,  FRANK J.  TANKI,  WILLEM  VAN RIJN AND THE
COMPUTER  HORIZONS  FULL  VALUE  COMMITTEE  (THE  "PARTICIPANTS").   INFORMATION
REGARDING THE PARTICIPANTS  AND THEIR DIRECT OR INDIRECT  INTERESTS IS AVAILABLE
IN  THEIR  SCHEDULE  13D  JOINTLY  FILED  WITH  THE SEC ON  JULY  22,  2005,  AS
SUBSEQUENTLY AMENDED ON JULY 27, 2005, AUGUST 19, 2005 AND SEPTEMBER 2, 2005.